Exhibit 99.1

FOR IMMEDIATE RELEASE

Argo Group Announces Sale of Lloyd’s Syndicate 1200 to Westfield

•	Argo to receive total cash proceeds of approximately $125 million.
•	Transaction will simplify corporate structure and drive greater efficiencies with increased focus on core U.S. businesses.
•	Transaction expected to close in first half of 2023.

HAMILTON, Bermuda – September 8, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or “the company”) today announced the company has entered into a definitive agreement for the sale of Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 to Westfield for total cash proceeds of approximately $125 million or 1.16x price to tangible book value or 0.81x price to book value as of first quarter 2022, subject to closing-related adjustments.

“As part of our review of strategic alternatives, we are taking decisive actions to optimize our operations and business structure, better positioning the company for continued profitable growth and returns in the U.S. as we strive to maximize value for shareholders,” said Tom Bradley, Argo’s executive chairman and chief executive officer. “Along with other strategic actions underway, the sale of our Lloyd’s business advances Argo’s primary objective to operate as a nimble, U.S.-centric, commercial specialty insurer. As a more focused and streamlined company, we are better positioned to drive our business strategies and evaluate further strategic alternatives to create shareholder value.”

Bradley continued, “We believe Westfield and our Lloyd’s team members are well positioned for future growth and success, and we thank the Argo employees within those business units for their dedication to improving operational results in recent periods.”

The sale of Argo’s Lloyd’s business is subject to customary closing conditions and regulatory approvals, including Lloyd’s of London, UK Prudential Regulation Authority and UK Financial Conduct Authority. The transaction is expected to close in the first half of 2023. As part of Argo’s previously announced and ongoing review of strategic alternatives, the board continues to actively consider a wide range of options for the company.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is a U.S. focused underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and any related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “positioning,” “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “create,” “maximize,” “guidance,” “objective,” “outcome,” remain optimistic,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “simplifies,” “on track” and similar expressions of a future or forward-looking nature. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021, as supplemented in Argo’s subsequent Quarterly Reports on Form 10-Q, and in other filings with the U.S. Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements. Each of the proposed transactions referenced in this press release is subject to risks and uncertainties, including, but not limited to, that the proposed transactions may be unable to be completed because of the failure to obtain required regulatory approvals or satisfy (or obtain waivers of) the closing conditions and uncertainty as to the timing of completion of the proposed transactions.

Contacts

Investors:
Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978-387-4150

gregory.charpentier@argogroupus.com

Media:
David Snowden
Senior Vice President, Group Communications
210-321-2104
david.snowden@argogroupus.com